77O October
2010










DWS Balanced Fund





















May 1 - October 1 - 31,
2010










Security Purchased
Cusip
Purchase/Trade
Date
Size
(shrs) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
Amt of shares
Purch by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From
NGN 2010-R1 1A
CRD120440
18-Oct-10

100.00


1,400,245
0.55


BARCLAYS CAPITAL
SECURITIES INC. FIXED
INCOME
Ebay Inc Sr Unsec
278642AB9
21-Oct-10

99.63
600,000.00

1,992,600
0.79


BANK OF AMERICA, N.A.
ChinaCache
International Holdings
LTD
16950M107
30-Sep-10

13.90
60,000,000.00

854
0.02

BAC, DB, OPCO,
PACIFIC CREST
BAC
Green Dot Corp
39304D102
21-Jul-10

36.00
150,000,000.00

925
0.02

JPM, MS, DB, PEPER,
UBS
MS
Indofood CBP Sukses
Makmur TBK PT
4065841ZA
21-Sep-10

0.60
700,000,000.00

173,978
0.02

CS, DB, KIM,
MANDIR
CS
Hisoft Technology Int-
ADR
43358R108
30-Jun-10

10.00
101,000,000.00

5,400
0.05

CITI, DB, UBS,
COWEN, WEISEL
UBS
Jefferies Group Inc Sr
Unsec
472319AH5
23-Jun-10

99.00
550,000,000.00

400,000
0.99

JEFF,CITI, JPM, BNY,
DB, BNP, KEEF, USBI
Jefferies Inc-Philly
Nielsen Finance LLC
65409QAZ9
30-Sep-10

99.27
750,000,000.00

15,000
0.00

CS, DB, GS, JPM, MS
CS
Citigroup Inc
172967FF3
2-Aug-10

99.00
2,250,000,000.00

1,750,000
0.08

CITI, DB, GS, RBC,
UBS, ALADDIN, BNP,
CS, INTESABCI, RBC,
SOCIETE, SUNTRST,
TD, UNICREDIT,
WILLIAMS
CITI
Sears Holdings Corp
812350AC0
30-Sep-10

100.00
1,000,000,000.00

25,000
0.00

BAC, BCLY, CITI, DB,
GS, WELLS
BAC
West Corp/old
952355AG0
30-Sep-10

100.00
500,000,000.00

10,000
0.00

DB, GS, MS, WELLS
WELLS